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                                                                    EXHIBIT 99.4

                               OFFER TO EXCHANGE
                         10 1/2% SENIOR NOTES DUE 2008
                 (REGISTERED UNDER THE SECURITIES ACT OF 1933)
                          FOR ANY AND ALL OUTSTANDING
                         10 1/2% SENIOR NOTES DUE 2008

                                       OF

                              KEY COMPONENTS, LLC

                                      AND

                          KEY COMPONENTS FINANCE CORP.

To Registered Holders and The Depository Trust Company Participants:

     We are enclosing herewith the material listed below relating to the offer by Key Components, LLC, a Delaware limited liability company (the "Company") and Key Components Finance Corp., a Delaware corporation (together with the Company, the "Issuers"), to exchange their 10 1/2% Senior Notes due 2008 (the "New Notes"), pursuant to an offering registered under the Securities Act of 1933, as amended (the "Securities Act"), for a like principal amount of their issued and outstanding 10 1/2% Senior Notes due 2008 (the "Old Notes"), upon the terms and subject to the conditions set forth in the accompanying Prospectus, dated
               , 1998 (the "Prospectus"), and the related Letter of Transmittal (which together with the Prospectus constitutes the "Exchange Offer"). Capitalized terms used herein without definition shall have the meanings ascribed thereto in the Prospectus.

     Enclosed herewith are copies of the following documents:

          1. Prospectus dated                , 1998;

          2. Letter of Transmittal relating to the 10 1/2% Senior Notes due
     2008;

          3. Notice of Guaranteed Delivery;

          4. Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner relating to the 10 1/2% Senior Notes due 2008;

          6. Letter which may be sent to your clients for whose account you hold Old Notes registered in your name or in the name of your nominee, to accompany the instruction forms referred to above, for obtaining such client's instructions with regard to the Exchange Offer; and

          7. Guidelines for Certification of Taxpayer Identification Number on Substitute Form W-9.

     We urge you to contact your clients promptly. Please note that the Exchange
Offer will expire at 5:00 p.m., New York City time, on                , 1998
unless extended.

     The Exchange Offer is not conditioned upon any minimum principal amount of Old Notes being tendered.

     Pursuant to the Letter of Transmittal, each holder of Old Notes will represent to the Issuers as to its principal residence and that: (i) the holder and the beneficial owner are acquiring the New Notes in the ordinary course of their business, (ii) neither the holder nor the beneficial owner is an "affiliate" of the Issuers as defined in Rule 405 under the Securities Act or a "broker" or "dealer" registered under the Securities Exchange Act of 1934, as amended, (iv) neither the holder nor the beneficial owner is participating, nor intends to participate, or has any arrangement or understanding with any person to participate in, the distribution of the New Notes, and (v) the holder and the beneficial owner acknowledge and agree that any
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person participating in the Exchange Offer for the purpose of distributing the
New Notes or who is an affiliate must and will comply with the registration and prospectus delivery requirements of the Securities Act, in connection with any resale of the New Notes (to the extent applicable) acquired by such person. If the tendering holder is a broker-dealer that will receive New Notes for its own account in exchange for Old Notes, you will represent on behalf of such broker-dealer that the Old Notes to be exchanged for the New Notes were acquired by it as a result of market-making activities or other trading activities, and acknowledge on behalf of such broker-dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes. By acknowledging that it will deliver and by delivering a prospectus meeting the requirements of the Securities Act in connection with any resale of such New Notes, such broker-dealer is not deemed to admit that it is an "underwriter" within the meaning of the Securities Act. See the discussion in the Prospectus under "The Exchange Offer -- Terms of the Exchange Offer."

     The enclosed Instruction to Registered Holder and/or Book-Entry Transfer Participant from Beneficial Owner contains an authorization by the beneficial owners of the Old Notes for you to make the foregoing representations.

     The Issuers will not pay any fee or commission to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of Old Notes pursuant to the Exchange Offer. The Company will pay or cause to be paid any transfer taxes payable on the transfer of Old Notes to it, except as otherwise provided in Instruction 7 of the enclosed Letter of Transmittal.

     Any inquires you may have with respect to the Exchange Offer may be addressed to, and additional copies of the enclosed material may be obtained from the undersigned at the following telephone number: (800) 548-6565.

                                          Very truly yours,

                                          UNITED STATES TRUST COMPANY OF
                                          NEW YORK

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU THE AGENT OF KEY COMPONENTS, LLC, KEY COMPONENTS FINANCE CORP. OR UNITED STATES TRUST COMPANY OF NEW YORK OR AUTHORIZE YOU TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON THEIR BEHALF IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS CONTAINED THEREIN.

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